UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2021, Adaptimmune Therapeutics plc (the “Company” or “Adaptimmune”) entered into an agreement with MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited (“MEPC”) relating to variations of leases of 39 Innovation Drive and 60 Jubilee Avenue, Milton Park, Oxfordshire, U.K. (the “Agreement”).

Pursuant to the Agreement, on August 13, 2021, MEPC issued a letter to Barclays Bank PLC (the “Bank”) to instruct the cancellation of the guarantee in favor of MEPC relating to the lease of 60 Jubilee Avenue (the “Bank Guarantee”) and the Company entered into a Deed of Variation with MEPC relating to the lease of that property (the “60 Jubilee Avenue Lease Variation”). The material changes in the 60 Jubilee Avenue Lease Variation from our existing agreement are the removal of the Bank Guarantee, the extension of the first break option exercizable by the Company from October 24, 2027 to October 24, 2031 and the change to the basis of the rent reviews on October 24, 2026 and October 24, 2036 from rent reviews based on the consumer prices index to open market rent reviews.

Pursuant to the Agreement, following the cancellation of the Guarantee by the Bank and receipt of approximately $2,738,764 (£1,980,000 translated at a rate of 1 GBP = 1.38321 USD, the exchange rate in effect on August 12, 2021) by the Company, from the return by the Bank of funds deposited by the Company with the Bank in connection with the Bank Guarantee, the Company will enter into a Deed of Variation with MEPC relating to the lease of 39 Innovation Drive, Milton Park, Oxfordshire, U.K. (the “39 Innovation Drive Lease Variation”) and a Rent Security Deposit Deed relating to 39 Innovation Drive and 60 Jubilee Avenue, the forms of which documents are set forth in the schedules to the Agreement, and will transfer approximately $1,735,934 (translated from £1,255,000 using the same exchange rate set forth above) to MEPC as a rent deposit. The material changes to the 39 Innovation Drive Lease Variation from our existing agreement are the extension of the first break option exercizable by the Company from February 28, 2023 to October 24, 2031 and the payment framework which now provides that the rent payable by the Company under this lease will be $nil (£nil) per year for 20 months from the date of completion of the 39 Innovation Drive Lease Variation and thereafter approximately $604,687 (translated from £437,161 using the same exchange rate set forth above) per year subject to increase in accordance with rent reviews. The foregoing descriptions of the Agreement and the 60 Jubilee Avenue Lease Variation are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1

Agreement dated August 13, 2021, between MEPC Milton Park No 1 Limited and MEPC Milton Park No. 2 Limited, Adaptimmune Limited and Adaptimmune Therapeutics plc relating to 39 Innovation Drive and 60 Jubilee Avenue, Milton Park.

10.2

Deed of Variation dated August 13, 2021, between MEPC Milton Park No 1 Limited and MEPC Milton Park No. 2 Limited, Adaptimmune Limited and Adaptimmune Therapeutics plc relating to a lease of 60 Jubilee Avenue, Milton Park.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: August 13, 2021	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary